Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (File No. 333-173021) (the “Registration Statement”) of our report dated March 26, 2012, with respect to the consolidated balance sheets of Cascade Bancorp and subsidiary (collectively, “Cascade Bancorp”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and our report dated March 26, 2012, with respect to the effectiveness of internal control over financial reporting of Cascade Bancorp as of December 31, 2011, both included in Cascade Bancorp’s Annual Report (Form 10-K) for the year ended December 31, 2011.

We also consent to the reference to our firm under the heading “Experts” in the prospectus included in the Registration Statement.

/s/ Delap LLP

Lake Oswego, Oregon

October 12, 2012